UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2016, Christopher R. Manning notified the Board of Directors (the “Board”) of Antero Resources Corporation (the “Company”) that he intended to resign from the Board effective March 29, 2016. Mr. Manning’s decision to resign as a director was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations, policies or practices. The Company has no plans to fill the vacated board seat in the near term.

Item 7.01                   Regulation FD Disclosure.

On April 1, 2016, the Company issued a press release announcing the resignation of Mr. Manning. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT	DESCRIPTION
99.1	Antero Resources Corporation press release dated April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary

Dated: April 1, 2016

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Antero Resources Corporation press release dated April 1, 2016.